EXHIBIT 23

                  CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Sportmart, Inc. on Form S-8 (reference # 333-16389) of our report dated March 28, 1997, on our audits of the consolidated financial statements of Sportmart, Inc. And Subsidiary as of February 2, 1997 and January 28, 1996, and for each of the three fiscal years in the period ended February 2, 1997, as included in this Annual Report on Form 10-K.


                              COOPERS & LYBRAND L.L.P.

Chicago, Illinois
May 2, 1997
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